Free Writing Prospectus (To the Prospectus dated February 10, 2009, and the Prospectus Supplement dated February 10, 2009)	Filed Pursuant to Rule 433 Registration No. 333-145845 April 30, 2009

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡
•	Issue date: May 12, 2009

•	Initial valuation date: May 7, 2009

•	Final valuation date: November 6, 2009

•	Maturity date: November 12, 2009

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa3 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance#	CUSIP/ISIN
The Black & Decker Corporation	TBD	FWP-7	BDK	TBD	10.000%	65.0%	TBD	TBD	TBD	TBD	E-3220	06739JAN3/ US06739JAN37
Burger King Holdings, Inc.	TBD	FWP-9	BKC	TBD	10.000%	65.0%	TBD	TBD	TBD	TBD	E-3221	06739JAP8/ US06739JAP84
Chesapeake Energy Corporation	TBD	FWP-11	CHK	TBD	17.500%	65.0%	TBD	TBD	TBD	TBD	E-3222	06739JAQ6/ US06739JAQ67
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-13	FCX	TBD	19.000%	65.0%	TBD	TBD	TBD	TBD	E-3223	06739JAR4/ US06739JAR41
General Electric Company	TBD	FWP-15	GE	TBD	14.000%	60.0%	TBD	TBD	TBD	TBD	E-3224	06739JAS2/ US06739JAS24
Goldcorp Inc.	TBD	FWP-17	GG	TBD	14.250%	65.0%	TBD	TBD	TBD	TBD	E-3225	06739JAT0/ US06739JAT07
The Goldman Sachs Group, Inc.	TBD	FWP-19	GS	TBD	14.750%	65.0%	TBD	TBD	TBD	TBD	E-3226	06739JAU7/ US06739JAU79
The McGraw-Hill Companies, Inc.	TBD	FWP-21	MHP	TBD	13.000%	70.0%	TBD	TBD	TBD	TBD	E-3227	06739JAV5/ US06739JAV52
U.S. Bancorp	TBD	FWP-23	USB	TBD	17.250%	50.0%	TBD	TBD	TBD	TBD	E-3228	06739JAW3/ US06739JAW36

*	Annualized Rate
**	The Notes will be sold to certain brokers or dealers at a discount from the initial public offering price of up to the percentage amount set forth here. Accordingly, the percentage amount proceeds to Issuer listed herein is the minimum percentage of the principal amount that Issuer receives.

See “Risk Factors” in this free writing prospectus and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated February 10, 2009, the prospectus supplement dated February 10, 2009, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and the prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and the prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023309/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA- by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa3 by Moody’s Investor Services, Inc. (“Moody’s”). An AA- rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa3 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

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Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC.

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Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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The Black & Decker Corporation

According to publicly available information, The Black & Decker Corporation (“the Company”) manufactures and markets power tools and accessories, hardware and home improvement products, and technology-based fastening systems worldwide.

The Company operates in three reportable business segments: Power Tools and Accessories, including consumer and industrial power tools and accessories, lawn and garden products, electric cleaning, automotive, lighting, and household products, and product service; Hardware and Home Improvement, including security hardware and plumbing products; and Fastening and Assembly Systems. The Company was founded in 1910 and is headquartered in Towson, Maryland.

The linked share’s SEC file number is 1-1553.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$44.79	$34.47	$43.45
September 30, 2003	$45.00	$38.38	$40.55
December 31, 2003	$49.90	$40.31	$49.32
March 31, 2004	$57.23	$48.07	$56.94
June 30, 2004	$62.24	$54.44	$62.13
September 30, 2004	$77.95	$59.09	$77.44
December 31, 2004	$89.64	$75.68	$88.33
March 31, 2005	$89.75	$77.18	$78.99
June 30, 2005	$91.45	$77.85	$89.85
September 30, 2005	$93.71	$80.03	$82.09
December 30, 2005	$88.94	$75.75	$86.96
March 31, 2006	$90.50	$81.49	$86.89
June 30, 2006	$94.90	$79.36	$84.46
September 29, 2006	$84.85	$66.04	$79.35
December 29, 2006	$91.14	$77.00	$79.97
March 30, 2007	$90.91	$78.81	$81.62
June 29, 2007	$96.07	$81.40	$88.31
September 28, 2007	$96.91	$79.63	$83.30
December 31, 2007	$92.30	$69.15	$69.65
March 31, 2008	$74.24	$61.71	$66.10
June 30, 2008	$71.22	$57.34	$57.51
September 30, 2008	$69.42	$51.56	$60.75
December 31, 2008	$60.45	$32.31	$41.81
March 31, 2009	$46.65	$20.10	$31.56
April 29, 2009	$38.60	$30.26	$38.28

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BDK

Initial price: $38.28

Protection level: 65.00%

Protection price: $24.88

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.123302

Coupon: 10.00% per annum

Maturity: November 12, 2009

Dividend yield: 4.13% per annum

Coupon amount monthly: $8.33

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Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		102.07%
+ 90%	5.00%		92.07%
+ 80%	5.00%		82.07%
+ 70%	5.00%		72.07%
+ 60%	5.00%		62.07%
+ 50%	5.00%		52.07%
+ 40%	5.00%		42.07%
+ 30%	5.00%		32.07%
+ 20%	5.00%		22.07%
+ 10%	5.00%		12.07%
+ 5%	5.00%		7.07%

0%	5.00%		2.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-2.93%
- 10%	5.00%	-5.00%	-7.93%
- 20%	5.00%	-15.00%	-17.93%
- 30%	5.00%	-25.00%	-27.93%
- 40%	N/A	-35.00%	-37.93%
- 50%	N/A	-45.00%	-47.93%
- 60%	N/A	-55.00%	-57.93%
- 70%	N/A	-65.00%	-67.93%
- 80%	N/A	-75.00%	-77.93%
- 90%	N/A	-85.00%	-87.93%
- 100%	N/A	-95.00%	-97.93%

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Burger King Holdings, Inc.

According to publicly available information, Burger King Holdings, Inc. (the “Company”) is a Delaware corporation formed on July 23, 2002. The Company’s restaurant system includes restaurants owned by the Company and by franchisees. As of June 30, 2008, the Company owned or franchised a total of 11,565 restaurants in 71 countries and U.S. territories, of which 1,360 restaurants were Company restaurants and 10,205 were owned by the Company’s franchisees. Of these restaurants, 7,207 or 62% were located in the United States and 4,358 or 38% were located in international markets. The Company’s restaurants feature flame-broiled hamburgers, chicken and other specialty sandwiches, french fries, soft drinks and other reasonably-priced food items.

The linked share’s SEC file number is 001-32875.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	N/A	N/A	N/A
September 30, 2003	N/A	N/A	N/A
December 31, 2003	N/A	N/A	N/A
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$19.45	$15.48	$15.75
September 29, 2006	$16.64	$12.41	$15.96
December 29, 2006	$21.27	$15.46	$21.10
March 30, 2007	$22.84	$19.67	$21.60
June 29, 2007	$27.04	$21.53	$26.34
September 28, 2007	$27.00	$22.23	$25.49
December 31, 2007	$29.15	$24.41	$28.51
March 31, 2008	$28.90	$21.71	$27.66
June 30, 2008	$30.75	$26.42	$26.79
September 30, 2008	$30.95	$22.77	$24.56
December 31, 2008	$24.92	$16.56	$23.88
March 31, 2009	$24.48	$19.22	$22.95
April 29, 2009	$24.10	$16.55	$16.55

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BKC

Initial price: $16.55

Protection level: 65.00%

Protection price: $10.76

Physical delivery amount: 60($1,000/Initial price)

Fractional shares: 0.422961

Coupon: 10.00% per annum

Maturity: November 12, 2009

Dividend yield: 1.55% per annum

Coupon amount monthly: $8.33

FWP-8

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.78%
+ 90%	5.00%		90.78%
+ 80%	5.00%		80.78%
+ 70%	5.00%		70.78%
+ 60%	5.00%		60.78%
+ 50%	5.00%		50.78%
+ 40%	5.00%		40.78%
+ 30%	5.00%		30.78%
+ 20%	5.00%		20.78%
+ 10%	5.00%		10.78%
+ 5%	5.00%		5.78%

0%	5.00%		0.78%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.22%
- 10%	5.00%	-5.00%	-9.22%
- 20%	5.00%	-15.00%	-19.22%
- 30%	5.00%	-25.00%	-29.22%
- 40%	N/A	-35.00%	-39.22%
- 50%	N/A	-45.00%	-49.22%
- 60%	N/A	-55.00%	-59.22%
- 70%	N/A	-65.00%	-69.22%
- 80%	N/A	-75.00%	-79.22%
- 90%	N/A	-85.00%	-89.22%
- 100%	N/A	-95.00%	-99.22%

FWP-9

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 38,500 producing oil and natural gas wells that are currently producing approximately 2.2 billion cubic feet equivalent, or bcfe, per day, 92% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2007, 47% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$11.45	$7.46	$10.10
September 30, 2003	$10.97	$9.17	$10.78
December 31, 2003	$13.99	$10.67	$13.58
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
April 29, 2009	$21.86	$16.45	$19.95

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $19.95

Protection level: 65.00%

Protection price: $12.97

Physical delivery amount: 50($1,000/Initial price)

Fractional shares: 0.125313

Coupon: 17.50% per annum

Maturity: November 12, 2009

Dividend yield: 1.53% per annum

Coupon amount monthly: $14.58

FWP-10

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.77%
+ 90%	8.75%		90.77%
+ 80%	8.75%		80.77%
+ 70%	8.75%		70.77%
+ 60%	8.75%		60.77%
+ 50%	8.75%		50.77%
+ 40%	8.75%		40.77%
+ 30%	8.75%		30.77%
+ 20%	8.75%		20.77%
+ 10%	8.75%		10.77%
+ 5%	8.75%		5.77%

0%	8.75%		0.77%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.23%
- 10%	8.75%	-1.25%	-9.23%
- 20%	8.75%	-11.25%	-19.23%
- 30%	8.75%	-21.25%	-29.23%
- 40%	N/A	-31.25%	-39.23%
- 50%	N/A	-41.25%	-49.23%
- 60%	N/A	-51.25%	-59.23%
- 70%	N/A	-61.25%	-69.23%
- 80%	N/A	-71.25%	-79.23%
- 90%	N/A	-81.25%	-89.23%
- 100%	N/A	-91.25%	-99.23%

FWP-11

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On March 19, 2007, the Company acquired Phelps Dodge, a fully integrated producer of copper and molybdenum, with mines in North and South America, processing capabilities for other by-product minerals and several development projects, including Tenke Fungurume in the Democratic Republic of Congo (DRC).

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$23.13	$15.07	$22.08
September 30, 2003	$31.15	$21.13	$29.82
December 31, 2003	$42.12	$29.51	$37.96
March 31, 2004	$40.46	$31.63	$35.22
June 30, 2004	$35.91	$25.16	$29.87
September 30, 2004	$37.96	$28.42	$36.49
December 31, 2004	$38.34	$30.62	$34.68
March 31, 2005	$39.82	$31.86	$36.37
June 30, 2005	$37.02	$28.94	$34.38
September 30, 2005	$45.95	$34.09	$45.13
December 30, 2005	$52.34	$40.68	$50.43
March 31, 2006	$60.92	$44.16	$56.59
June 30, 2006	$68.36	$41.46	$53.30
September 29, 2006	$59.92	$45.77	$51.96
December 29, 2006	$62.14	$46.44	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
April 29, 2009	$46.22	$36.60	$40.96

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $40.96

Protection level: 65.00%

Protection price: $26.62

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.414063

Coupon: 19.00% per annum

Maturity: November 12, 2009

Dividend yield: 2.18% per annum

Coupon amount monthly: $15.83

FWP-12

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.09%
+ 90%	9.50%		91.09%
+ 80%	9.50%		81.09%
+ 70%	9.50%		71.09%
+ 60%	9.50%		61.09%
+ 50%	9.50%		51.09%
+ 40%	9.50%		41.09%
+ 30%	9.50%		31.09%
+ 20%	9.50%		21.09%
+ 10%	9.50%		11.09%
+ 5%	9.50%		6.09%

0%	9.50%		1.09%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.91%
- 10%	9.50%	-0.50%	-8.91%
- 20%	9.50%	-10.50%	-18.91%
- 30%	9.50%	-20.50%	-28.91%
- 40%	N/A	-30.50%	-38.91%
- 50%	N/A	-40.50%	-48.91%
- 60%	N/A	-50.50%	-58.91%
- 70%	N/A	-60.50%	-68.91%
- 80%	N/A	-70.50%	-78.91%
- 90%	N/A	-80.50%	-88.91%
- 100%	N/A	-90.50%	-98.91%

FWP-13

General Electric Company

According to publicly available information, General Electric Company (the “Company”) is one of the largest and most diversified technology, media, and financial services corporations in the world. With products and services ranging from aircraft engines, power generation, water processing, and security technology to medical imaging, business and consumer financing, media content and industrial products, the Company serves customers in more than 100 countries and employs more than 300,000 people worldwide.

The Company’s operating segments include Infrastructure, Commercial Finance, GE Money, Healthcare, NBC Universal and Industrial.

The Company’s executive offices are located at 3135 Easton Turnpike, Fairfield, CT 06828-0001.

The linked share’s SEC file number is: 001-00035.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$31.64	$25.50	$28.68
September 30, 2003	$32.18	$26.90	$29.81
December 31, 2003	$31.30	$27.37	$30.98
March 31, 2004	$34.56	$28.88	$30.52
June 30, 2004	$33.49	$29.55	$32.40
September 30, 2004	$34.53	$31.43	$33.58
December 31, 2004	$37.72	$32.66	$36.50
March 31, 2005	$36.88	$34.97	$36.06
June 30, 2005	$37.34	$34.15	$34.65
September 30, 2005	$35.78	$32.85	$33.67
December 30, 2005	$36.33	$32.67	$35.05
March 31, 2006	$35.55	$32.22	$34.78
June 30, 2006	$35.24	$32.78	$32.96
September 29, 2006	$35.65	$32.06	$35.30
December 29, 2006	$38.49	$34.62	$37.21
March 30, 2007	$38.28	$33.90	$35.36
June 29, 2007	$39.77	$34.55	$38.28
September 28, 2007	$42.07	$36.20	$41.40
December 31, 2007	$42.15	$36.07	$37.07
March 31, 2008	$37.74	$31.65	$37.01
June 30, 2008	$38.52	$26.16	$26.69
September 30, 2008	$30.39	$22.19	$25.50
December 31, 2008	$25.75	$12.58	$16.20
March 31, 2009	$17.22	$5.87	$10.11
April 29, 2009	$12.73	$9.80	$12.22

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GE

Initial price: $12.22

Protection level: 60.00%

Protection price: $7.33

Physical delivery amount: 81($1,000/Initial price)

Fractional shares: 0.833061

Coupon: 14.00% per annum

Maturity: November 12, 2009

Dividend yield: 9.79% per annum

Coupon amount monthly: $11.67

FWP-14

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		104.90%
+ 90%	7.00%		94.90%
+ 80%	7.00%		84.90%
+ 70%	7.00%		74.90%
+ 60%	7.00%		64.90%
+ 50%	7.00%		54.90%
+ 40%	7.00%		44.90%
+ 30%	7.00%		34.90%
+ 20%	7.00%		24.90%
+ 10%	7.00%		14.90%
+ 5%	7.00%		9.90%

0%	7.00%		4.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-0.10%
- 10%	7.00%	-3.00%	-5.10%
- 20%	7.00%	-13.00%	-15.10%
- 30%	7.00%	-23.00%	-25.10%
- 40%	7.00%	-33.00%	-35.10%
- 50%	N/A	-43.00%	-45.10%
- 60%	N/A	-53.00%	-55.10%
- 70%	N/A	-63.00%	-65.10%
- 80%	N/A	-73.00%	-75.10%
- 90%	N/A	-83.00%	-85.10%
- 100%	N/A	-93.00%	-95.10%

FWP-15

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$12.22	$9.43	$11.49
September 30, 2003	$14.46	$10.46	$13.37
December 31, 2003	$17.72	$12.86	$15.28
March 31, 2004	$15.86	$12.42	$14.28
June 30, 2004	$14.51	$9.81	$11.25
September 30, 2004	$13.44	$10.54	$13.36
December 31, 2004	$15.22	$12.55	$14.50
March 31, 2005	$15.51	$12.43	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
April 29, 2009	$34.82	$26.72	$28.35

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $28.35

Protection level: 65.00%

Protection price: $18.43

Physical delivery amount: 35($1,000/Initial price)

Fractional shares: 0.273369

Coupon: 14.25% per annum

Maturity: November 12, 2009

Dividend yield: 0.64% per annum

Coupon amount monthly: $11.88

FWP-16

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		100.32%
+ 90%	7.125%		90.32%
+ 80%	7.125%		80.32%
+ 70%	7.125%		70.32%
+ 60%	7.125%		60.32%
+ 50%	7.125%		50.32%
+ 40%	7.125%		40.32%
+ 30%	7.125%		30.32%
+ 20%	7.125%		20.32%
+ 10%	7.125%		10.32%
+ 5%	7.125%		5.32%

0%	7.125%		0.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.1125%	-4.68%
- 10%	7.125%	-2.875%	-9.68%
- 20%	7.125%	-12.875%	-19.68%
- 30%	7.125%	-22.875%	-29.68%
- 40%	N/A	-32.875%	-39.68%
- 50%	N/A	-42.875%	-49.68%
- 60%	N/A	-52.875%	-59.68%
- 70%	N/A	-62.875%	-69.68%
- 80%	N/A	-72.875%	-79.68%
- 90%	N/A	-82.875%	-89.68%
- 100%	N/A	-92.875%	-99.68%

FWP-17

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

As of November 28, 2008, the Company operated offices in over 30 countries and 43% of its 30,067 employees were based outside the United States. In 2008, the Company derived 30% of its net revenues outside of the Americas.

The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of its common stock. On September 21, 2008, the Company became a bank holding company regulated by the Board of Governors of the Federal Reserve System (Federal Reserve Board) under the U.S. Bank Holding Company Act of 1956 (BHC Act). The Company’s depository institution subsidiary, Goldman Sachs Bank USA (GS Bank USA), became a New York State-chartered bank on November 28, 2008.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 28, 2007	$225.76	$157.38	$216.74
December 31, 2007	$250.70	$197.10	$215.05
March 31, 2008	$215.05	$140.27	$165.39
June 30, 2008	$203.30	$161.22	$174.90
September 30, 2008	$190.00	$86.85	$128.00
December 31, 2008	$142.00	$47.44	$84.39
March 31, 2009	$115.64	$59.13	$106.02
April 29, 2009	$131.27	$103.95	$127.18

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $127.18

Protection level: 65.00%

Protection price: $82.67

Physical delivery amount: 7($1,000/Initial price)

Fractional shares: 0.862872

Coupon: 14.75% per annum

Maturity: November 12, 2009

Dividend yield: 0.93% per annum

Coupon amount monthly: $12.29

FWP-18

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		100.47%
+ 90%	7.375%		90.47%
+ 80%	7.375%		80.47%
+ 70%	7.375%		70.47%
+ 60%	7.375%		60.47%
+ 50%	7.375%		50.47%
+ 40%	7.375%		40.47%
+ 30%	7.375%		30.47%
+ 20%	7.375%		20.47%
+ 10%	7.375%		10.47%
+ 5%	7.375%		5.47%

0%	7.375%		0.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-4.53%
- 10%	7.375%	-2.625%	-9.53%
- 20%	7.375%	-12.625%	-19.53%
- 30%	7.375%	-22.625%	-29.53%
- 40%	N/A	-32.625%	-39.53%
- 50%	N/A	-42.625%	-49.53%
- 60%	N/A	-52.625%	-59.53%
- 70%	N/A	-62.625%	-69.53%
- 80%	N/A	-72.625%	-79.53%
- 90%	N/A	-82.625%	-89.53%
- 100%	N/A	-92.625%	-99.53%

FWP-19

The McGraw-Hill Companies, Inc.

According to publicly available information, The McGraw-Hill Companies, Inc. (the “Company”) incorporated in December 1925, is a global information services provider serving the financial services, education and business information markets with a wide range of information products and services. Additional markets include energy, construction, aerospace and defense, and marketing information services. The Company serves its customers through a broad range of distribution channels, including printed books, magazines and newsletters, online via Internet Websites and digital platforms, through wireless and traditional on-air broadcasting, and through a variety of conferences and trade shows.

The linked share’s SEC file number is 001-13536.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$33.08	$27.73	$31.00
September 30, 2003	$32.26	$29.30	$31.07
December 31, 2003	$35.00	$31.00	$34.96
March 31, 2004	$40.19	$34.56	$38.07
June 30, 2004	$40.67	$37.83	$38.29
September 30, 2004	$39.89	$36.42	$39.85
December 31, 2004	$46.06	$39.43	$45.77
March 31, 2005	$48.00	$42.81	$43.63
June 30, 2005	$45.68	$40.51	$44.25
September 30, 2005	$48.75	$43.01	$48.04
December 30, 2005	$53.97	$45.60	$51.63
March 31, 2006	$59.57	$46.37	$57.62
June 30, 2006	$58.75	$48.31	$50.23
September 29, 2006	$58.30	$48.40	$58.03
December 29, 2006	$69.25	$57.64	$68.02
March 30, 2007	$69.98	$61.06	$62.88
June 29, 2007	$72.50	$60.16	$68.08
September 28, 2007	$68.78	$47.15	$50.91
December 31, 2007	$55.14	$43.46	$43.81
March 31, 2008	$44.72	$33.91	$36.95
June 30, 2008	$45.60	$36.18	$40.12
September 30, 2008	$47.13	$29.08	$31.61
December 31, 2008	$31.96	$17.15	$23.19
March 31, 2009	$25.89	$17.22	$22.87
April 29, 2009	$30.39	$22.49	$29.97

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MHP

Initial price: $29.97

Protection level: 70.00%

Protection price: $20.98

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.366700

Coupon: 13.00% per annum

Maturity: November 12, 2009

Dividend yield: 2.93% per annum

Coupon amount monthly: $10.83

FWP-20

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		101.47%
+ 90%	6.50%		91.47%
+ 80%	6.50%		81.47%
+ 70%	6.50%		71.47%
+ 60%	6.50%		61.47%
+ 50%	6.50%		51.47%
+ 40%	6.50%		41.47%
+ 30%	6.50%		31.47%
+ 20%	6.50%		21.47%
+ 10%	6.50%		11.47%
+ 5%	6.50%		6.47%

0%	6.50%		1.47%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-3.53%
- 10%	6.50%	-3.50%	-8.53%
- 20%	6.50%	-13.50%	-18.53%
- 30%	6.50%	-23.50%	-28.53%
- 40%	N/A	-33.50%	-38.53%
- 50%	N/A	-43.50%	-48.53%
- 60%	N/A	-53.50%	-58.53%
- 70%	N/A	-63.50%	-68.53%
- 80%	N/A	-73.50%	-78.53%
- 90%	N/A	-83.50%	-88.53%
- 100%	N/A	-93.50%	-98.53%

FWP-21

U.S. Bancorp

According to publicly available information, U.S. Bancorp (the “Company:”) is a multi-state financial services holding company headquartered in Minneapolis, Minnesota. The Company was incorporated in Delaware in 1929 and operates as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. The Company provides a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. It also engages in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing.

The Company’s banking subsidiaries are engaged in the general banking business, principally in domestic markets. The subsidiaries range in size from $39 million to $139 billion in deposits and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions.

On a full-time equivalent basis, as of December 31, 2007 the Company employed 52,277 people.

The linked share’s SEC file number is 1-6880.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2003	$24.64	$18.70	$24.16
September 30, 2003	$25.45	$22.83	$23.66
December 31, 2003	$29.58	$23.70	$29.36
March 31, 2004	$29.70	$26.93	$27.65
June 30, 2004	$28.65	$24.90	$27.56
September 30, 2004	$30.00	$27.42	$28.90
December 31, 2004	$31.65	$27.52	$31.32
March 31, 2005	$31.35	$28.18	$28.82
June 30, 2005	$29.91	$26.80	$29.20
September 30, 2005	$30.91	$27.92	$28.08
December 30, 2005	$31.14	$27.32	$29.89
March 31, 2006	$31.31	$28.99	$30.50
June 30, 2006	$31.89	$30.17	$30.88
September 29, 2006	$33.42	$30.54	$33.22
December 29, 2006	$36.85	$32.97	$36.19
March 30, 2007	$36.84	$34.40	$34.97
June 29, 2007	$35.18	$32.74	$32.95
September 28, 2007	$34.17	$29.22	$32.53
December 31, 2007	$34.21	$30.21	$31.74
March 31, 2008	$35.01	$27.86	$32.36
June 30, 2008	$35.25	$27.78	$27.89
September 30, 2008	$40.00	$20.78	$36.02
December 31, 2008	$37.31	$20.22	$25.01
March 31, 2009	$25.43	$8.07	$14.61
April 29, 2009	$19.61	$13.92	$18.79

*	High, low and closing prices are for the period starting April 1, 2009 and ending April 29, 2009.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: USB

Initial price: $18.79

Protection level: 50.00%

Protection price: $9.40

Physical delivery amount: 53($1,000/Initial price)

Fractional shares: 0.219798

Coupon: 17.25% per annum

Maturity: November 12, 2009

Dividend yield: 6.98% per annum

Coupon amount monthly: $14.38

FWP-22

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.625%		103.49%
+ 90%	8.625%		93.49%
+ 80%	8.625%		83.49%
+ 70%	8.625%		73.49%
+ 60%	8.625%		63.49%
+ 50%	8.625%		53.49%
+ 40%	8.625%		43.49%
+ 30%	8.625%		33.49%
+ 20%	8.625%		23.49%
+ 10%	8.625%		13.49%
+ 5%	8.625%		8.49%

0%	8.625%		3.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.625%	3.625%	-1.51%
- 10%	8.625%	-1.375%	-6.51%
- 20%	8.625%	-11.375%	-16.51%
- 30%	8.625%	-21.375%	-26.51%
- 40%	8.625%	-31.375%	-36.51%
- 50%	8.625%	-41.375%	-46.51%
- 60%	N/A	-51.375%	-56.51%
- 70%	N/A	-61.375%	-66.51%
- 80%	N/A	-71.375%	-76.51%
- 90%	N/A	-81.375%	-86.51%
- 100%	N/A	-91.375%	-96.51%

FWP-23